INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (2-93572, 33-45809 and 33-53462) on Forms S-8 of BelFuse Inc. of our report dated February 16, 2000 appearing in this Annual Report on Form 10-K of BelFuse Inc. for the year ended December 31, 1999.

/S/ DELOITTE & TOUCHE LLP


March 28, 2000
New York, New York